Exhibit 10.25

PACIFIC CARE CENTER

PROMISSORY NOTE

$2,475,000.00	Hoquiam, Washington
August 6, 1998

        FOR VALUE RECEIVED, the undersigned G&L HOQUIAM, LLC, a Delaware limited liability company, having an address at c/o G&L Realty Partnership, L.P., 439 North Bedford Drive, Beverly Hills, California 90210 (the "Borrower"), hereby promises to pay to the order of GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation, having an address at 650 Dresher Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015 ("the Lender"), its successors and assigns as bolder of this Note or, if this Note has then been endorsed "to bearer," to the bearer of this Note (the Lender, its said successors and assigns, and any such bearer, being hereinafter sometimes referred to collectively as "the Holder"), at the Lender's said address or at such other place or to such other person as may be designated in writing to the Borrower by the Lender, the principal sum of TWO MILLION FOUR HUNDRED SEVENTY FIVE THOUSAND AND NO/100 DOLLARS ($2,475,000.00) (the "Loan"), together with interest on the unpaid balance thereof at the rate hereinafter set forth.

        ON THE TERMS AND SUBJECT TO THE CONDITIONS which are hereinafter set forth:

        Section 1.    Interest Rate and Initial Interest Payment.

        1.1    Interest Rate.    Interest shall accrue on the outstanding balance of the principal amount outstanding hereunder from time to time from and after the date hereof at the rate of SEVEN AND 49/100 PERCENT (7.49%) per annum (the "Regular Rate"). Interest for the period beginning on the date of this Note and ending on and including the last day of the month in which this Note is dated shall be payable on the date hereof. Interest shall be paid in arrears and shall be computed on the basis of a 360-day year and shall be charged on the principal balance outstanding from time to time for the actual number of days elapsed.

        1.2    Default Interest Rate.    If the Borrower fails to make any payment of principal, interest or fees on the date on which such payment becomes due and payable, whether at maturity or by acceleration or on any other date, such payment shall accrue interest from such date until paid at the per annum rate equal to the lesser of (i) eighteen percent (18%) or (ii) the maximum rate permitted by applicable law ("the Default Rate").

        1.3    Reimbursement for Increased Costs or Reduced Return.    If any law or guideline or interpretation or application thereof by any governmental authority charged with the interpretation or administration thereof or compliance with any request or directive of any governmental authority (whether or not having the force of law) now existing or hereafter adopted (i) subjects Holder to any tax or changes the basis of taxation with respect to this Note, the Loan or payments by Borrower of principal, interest or other amounts due from Borrower hereunder or thereunder (except for taxes on the overall net income or overall gross receipts of Holder imposed as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax on Holder; provided, that this exclusion shall not apply to a connection arising solely from Holder having executed, delivered, performed its obligations under or received a payment under, or enforced any of the Loan Documents (as defined in Section 8.1.1 below)), (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, or other acquisition of funds by, Holder, or (iii) imposes upon Holder any other condition or expense with respect to this Note, the Loan or its making, maintenance or funding of any part of the Loan or any security therefor, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including, without limitation, loss of margin) upon Holder with respect to the Note, or the making, maintenance or funding of any part of the Loan, by an amount which Holder deems to be material, Holder may from time to time notify Borrower of the amount determined in good faith (using any averaging and attribution methods) by Holder (which determination shall be conclusive) to be necessary to compensate Holder for such increase, reduction or imposition and, if Borrower is by law prohibited from paying any such amount, Holder may elect to declare the entire unpaid principal balance hereof and all interest accrued thereon immediately due and payable. Such amount shall be due and payable by Borrower to Holder seven (7) days after such notice is given,

        Section 2.    Payments.

        2.1    Principal and Interest Payments.    Commencing on October 1, 1998 and continuing on the first day of each calendar month thereafter to and including September 1, 2008, monthly payments of principal and interest shall be made in the amount of EIGHTEEN THOUSAND FOUR HUNDRED FORTY-EIGHT AND 79/100 DOLLARS ($18,448.79) each.

        Section 3.    Application of Payments.    Payments made by Borrower on account hereof shall be applied first, toward any Late Fees (hereinafter defined) or other fees and charges due hereunder, second, toward payment of any interest due at the Default Rate, third, toward payment of any interest due at the Regular Rate, and fourth, toward payment of principal. Notwithstanding the foregoing, if any advances made by Holder under the terms of any instruments securing this Note have not been repaid, any payments made may, at the option of Holder, be applied first, to repay such advances, and interest thereon, with the balance, if any, applied as set forth in the preceding sentence.

        Section 4.    Maturity Date.    Anything in this Note to the contrary notwithstanding, the entire unpaid balance of the principal amount hereof and all interest accrued thereon (including interest accruing at the Default Rate) and all Late Fees shall, unless sooner paid, and except to the extent that payment thereof is sooner accelerated, be and become due and payable on September 1, 2008 (the "Maturity Date").

        Section 5.    Loan Repayment and Defeasance.

        a.    Repayment.    Other than as set forth in this Section 5, or as required or permitted pursuant hereto in connection with a casualty or condemnation, Borrower shall have no right to prepay all or any portion of the Loan during the period commencing on the date hereof through, but not including, the Payment Date (hereinafter defined) which is six (6) months prior to the Maturity Date ("Optional Prepayment Date".) From and after the Optional Prepayment Date, the Loan may be prepaid in whole or in part, on any Payment Date, together with accrued interest to the date of such prepayment on the principal amount prepaid, without penalty or premium. Any such prepayment shall be subject, in each case, to the satisfaction of the condition precedent that Borrower shall provide not less than thirty (30) days prior written notice to Holder specifying the Payment Date on which such prepayment is to occur and indicating the principal amount of the Note to be so prepaid. For purposes of this subparagraph (a) "Payment Date" means the first day of each calendar month prior to the Maturity Date.

        b.    Voluntary Defeasance of the Note.    On or after that date ("Optional Defeasance Date") which is the earlier to occur of (i) three years after the date of this Note or (ii) two years after the Loan is sold into a securitization ("Securitization"), and subject to confirmation from applicable rating agencies ("Rating Agencies") having been obtained therefor and to the terms and conditions set forth in this Section 5(b), Borrower may defease all (but not less than all) of the Loan (hereinafter, "Defeasance"). No Defeasance shall be required on or after the Optional Prepayment Date. Defeasance shall be subject to satisfaction of each of the following conditions precedent:

            (i)  Borrower shall provide not less than thirty (30) days prior written notice to Holder specifying a date ("Defeasance Date") which shall be a Payment Date, on which the amount required to defease the Loan ("Defeasance Deposit") is to be made and on which the Defeasance is to occur, as well as the anticipated outstanding principal amount of this Note as of the Defeasance Date.

          (iii)  Borrower shall pay to Holder all accrued and unpaid interest on the outstanding principal balance of this Note to but not including the Defeasance Date.

          (iv)  Borrower shall pay to Holder all other sums, not including scheduled interest or principal payments, then due under this Note, the Deed of Trust (hereinafter defined) and any of the other Loan Documents.

           (v)  No Event of Default shall exist on the Defeasance Date.

          (vi)  Borrower shall pay to Holder the required Defeasance Deposit for the Defeasance.

         (vii)  Borrower shall execute and deliver one or more security agreements in form and substance satisfactory to Holder (collectively, the "Security Agreement"), creating a first priority lien on, and security interest in, the Defeasance Deposit and the U.S. Government Securities purchased with the Defeasance Deposit in accordance with the provisions of Section 5(c) below.

        (viii)  Borrower shall deliver to Holder an opinion of Borrower's counsel, which opinion shall be in form and substance satisfactory to Holder in its sole discretion, stating, among other things, that Holder has a perfected first priority security interest in the U.S. Government Securities purchased with the Defeasance Deposit.

        c.     If required by the applicable Rating Agencies, Borrower also shall deliver or cause to be delivered from Borrower's counsel a non-consolidation opinion with respect to the Successor Borrower (as defined below), if any, which opinion shall be in form and substance satisfactory to Holder in its sole discretion and to the applicable Rating Agencies. In addition, if the Loan is included in any REMIC formed pursuant to a Securitization, Borrower also shall deliver or cause to be delivered an opinion of Borrower's counsel, which opinion shall be in form and substance satisfactory to Holder in its sole discretion, stating that (A) after a Defeasance, the Loan will continue to be a "qualified mortgage" within the meaning of Section 860G of the United States Internal Revenue Code (as now or hereafter amended, "Code") and (B) the REMIC will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of such Defeasance.

        d.     Borrower shall deliver to Holder a certification from Borrower, in form and substance satisfactory to Holder, certifying that the requirements set forth in this Section 5(b) have been satisfied.

        e.     Borrower shall deliver such other certificates, documents or instruments as Holder may reasonably request, all of which shall be in form and substance acceptable to Holder.

        f.      Borrower shall pay all reasonable costs and expenses of Holder incurred in connection with the Defeasance, including any costs and expenses associated with the Release Instruments (as defined in Section 5.4 hereof) and reasonable attorneys fees and expenses.

        g.     Borrower shall deliver to Holder a confirmation, in form and substance satisfactory to Holder, by a "Big Six" independent certified public accounting firm, that Defeasance Deposit is sufficient to pay all Scheduled Defeasance Payments and other amounts required to be paid by Borrower hereunder in connection with the proposed Defeasance.

        h.     Borrower shall deliver to Holder confirmation, in form and substance satisfactory to Holder, that all conditions to Defeasance have been met from any applicable Rating Agency that has required as a condition to Defeasance that such conditions have been met.

        5.1    Purchase of U.S. Government Securities.    In connection with the Defeasance of this Note, Borrower hereby appoints Holder as its agent and attorney-in-fact for the purpose of using the Defeasance Deposit to purchase U.S. Government Securities (which purchases, if made by Holder, shall be made on an arms-length basis at then prevailing market rates) which provide payments on or prior to, but as close as possible to, all successive Payment Dates after the Defeasance Date, (including the outstanding principal balance of this Note due on the Maturity Date), and in amounts equal to the full amounts due on each Payment Date under this Note ("Scheduled Defeasance Payments"). Borrower, pursuant to the Security Agreement or other appropriate document, shall irrevocably authorize and direct that the payments received from the U.S. Government Securities may be made directly to Holder and applied to satisfy the obligations of the Borrower under this Note. In connection with the Defeasance of the Loan, any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Government Securities required by this Section 5 and satisfy Borrower's obligations under this Section 5 shall be remitted to Borrower. Any amounts received in payment on the U.S. Government Securities in excess of the amounts necessary to make monthly payments pursuant to Section 2 hereof (including payments due on the Maturity Date) shall be treated in accordance with the terms of Section 5 hereof.

        5.2    Successor Borrower Option.    If requested by Borrower, in connection with a Defeasance of the Loan, Holder, at Borrower's expense, shall establish or designate one or more successor entities ("Successor Borrower") and Borrower shall transfer and assign all obligations, rights and duties under and to this Note, together with the pledged U.S. Government Securities to the Successor Borrower. The obligation of the Holder to establish or designate a Successor Borrower shall be retained by the original Holder named herein notwithstanding the sale or transfer of this Loan unless such obligation is specifically assumed by the transferee. The Successor Borrower shall assume in writing the obligations under this Note, the Security Agreement and the other Loan Documents, by agreements in form and substance satisfactory to Holder, whereupon Borrower shall be relieved of its obligations thereunder. Borrower shall pay $1,000 to any such Successor Borrower as consideration for assuming Borrower's obligations under the Note and the Security Agreement. Notwithstanding anything in this Note or the Deed of Trust to the contrary, no other assumption fee shall be payable upon a transfer of this Note in accordance with this Section, but Borrower shall pay all out-of-pocket costs and expenses incurred by Holder, including Holder's reasonable attorneys fees and expenses, incurred in connection therewith.

        5.3    Repayment Upon Default.    If all or any part of the principal amount of this Note is prepaid upon acceleration of this Note following the occurrence of an Event of Default prior to the Optional Prepayment Date, then, in addition to such principal payment, Borrower shall be required to make such payments ("Yield Maintenance Payments") in an amount equal to the greater of (i) one percent (1%), or (ii) the excess, if any, of (A) the aggregate respective present values of all scheduled interest and principal payments payable on each Payment Date in respect of this Note for the period from the date of such prepayment upon acceleration to the Maturity Date, discounted monthly at a rate equal to the Treasury Constant Maturity Yield Index (defined below) and based on a 360-day year and actual days elapsed over (B) the then current outstanding principal amount of this Note. For purposes hereof, "Treasury Constant Maturity Yield Index" shall mean the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) ("FRB Release") published during the second full week preceding the Prepayment Date for instruments having a maturity coterminous with the remaining term of this Note. In the event the FRB Release is no longer published, Holder shall select a comparable publication to determine the Treasury Constant Maturity Yield Index. If there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of this Note, then the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than such remaining average life to maturity shall be used, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Treasury Constant Maturity Yield Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward). The Yield Maintenance Payments to be paid in connection with any prepayment under this Section shall be determined by Holder and shall be conclusive and binding on Borrower (absent manifest error). For purposes of this Section, the unpaid principal amount due on this Note on the date of prepayment shall be determined after giving effect to any payment of scheduled amortization made on such date.

        5.4    Release of the Mortgaged Property.    No repayment, prepayment or Defeasance of all or any portion of this Note shall cause, give rise to a right to require, or otherwise result in, the release of the real or personal property subject to the lien created by the Deed of Trust (referred to herein and defined in the Deed of Trust as the "Mortgaged Property"), except as follows:

        a.     If Borrower has elected Defeasance, and the requirements of Section 5(b) have been satisfied, the Mortgaged Property shall be released from the lien and mortgage created by the Security Instrument, whereupon the U.S. Government Securities pledged pursuant to the Security Agreement shall be the sole source of Borrower's collateral securing this Note. The Security Instrument shall otherwise remain in full force and effect as to provisions not pertaining to the Mortgaged Property.

        b.     In connection with the release of the Mortgaged Property contemplated in this Section, Borrower shall submit to Holder, not less than thirty (30) days prior to the Defeasance Date, a release of the Mortgaged Property (and related Loan Documents approved by Holder) for execution by Holder which shall be in a form appropriate in the applicable state and otherwise satisfactory to Holder in its reasonable discretion, along with all other documentation Holder reasonably requires to be delivered by Borrower in connection with such release (collectively, "Release Instruments"), together with a certification from Borrower, in form and substance satisfactory to Holder, certifying that such documentation (A) is in compliance with all applicable state and federal laws, and (B) will effect such releases in accordance with the terms of this Section 5.

        Section 6.    Method of Payment.    Each payment of the Loan Obligations (as defined in the Loan Agreement) shall be paid directly to the Holder in lawful tender of the United States of America. Each such payment shall be paid by 1:00 p.m. Horsham, Pennsylvania, time on the date such payment is due, except if such date is not a Business Day such payment shall then be due on the first Business Day after such date, but interest shall continue to accrue until the date payment is received. Any payment received after 1:00 p.m. Horsham, Pennsylvania, time shall be deemed to have been received on the immediately following Business Day for all purposes, including, without limitation, the accrual of interest on principal.

        Section 7.    Security.    The debt evidenced by this Note is to be secured by, among other things, (a) a Deed of Trust and Security Agreement (the "Deed of Trust") of even date herewith by and between Borrower and Holder, and intended to be recorded in the office of the Recorder of the County of Grays Harbor, State of Washington, and covering all of that real property located in Hoquiam, Grays Harbor County, Washington, which is described in Exhibit "A" thereto (the "Property") and the "Mortgaged Property", as defined in the Deed of Trust; and (b) an Exceptions to Nonrecourse Guaranty of even date herewith (the "Guaranty Agreement"), given by G&L Realty Partnership, L.P., a Delaware limited partnership (individually and collectively, the "Key Principal"), for the benefit of Holder.

        Section 8.    Default.

        8.1    Events of Default.    Anything in this Note to the contrary notwithstanding, on the occurrence of any of the following events (each of which is hereinafter referred to as an "Event of Default"), the Holder may, in the exercise of its sole and absolute discretion, accelerate the debt evidenced by this Note, in which event the entire outstanding principal balance and all interest and fees accrued thereon shall immediately be and become due and payable without further notice:

          8.1.1.    Failure to Pay or Perform.    If (a) the Borrower fails in making any payment to the Holder of any or all sums due hereunder within five (5) days after such payment becomes due or on the Maturity Date; or (b) there exists an uncured default under any other document or instrument evidencing or securing the Loan (collectively, the "Loan Documents") which has been executed by Borrower and/or Key Principal, and such default is not cured within the grace or cure period, if any, provided in any of such Loan Documents.

          8.1.2.    Bankruptcy.

        a.     If the Borrower or Key Principal (i) applies for or consents to the appointment of a receiver, trustee or liquidator of the Borrower or Key Principal, as the case may be, or of all or a substantial part of its assets, (ii) files a voluntary petition in bankruptcy, or admits in writing its inability to pay its debts as they come due, (iii) makes an assignment for the benefit of creditors, (iv) files a petition or an answer seeking a reorganization or an arrangement with creditors or seeking to take advantage of any insolvency law, (v) performs any other act of bankruptcy, or (vi) files an answer admitting the material allegations of a petition filed against the Borrower or Key Principal in any bankruptcy, reorganization or insolvency proceeding; or

        b.     if (i) an order, judgment or decree is entered by any court of competent jurisdiction adjudicating the Borrower or Key Principal a bankrupt or an insolvent, or approving a receiver, trustee or liquidator of the Borrower or Key Principal or of all or a substantial part of its assets, or (ii) there otherwise commences with respect to the Borrower or Key Principal or any of its assets any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or like law or statute, and if such order, judgment, decree or proceeding continues unstayed for any period of sixty (60) consecutive days after the expiration of any stay thereof,

          8.1.3.    Judgments.    If any judgment for the payment of money in excess of $25,000.00 hereafter awarded against the Borrower or Key Principal by any court of competent jurisdiction remains unsatisfied or otherwise in force and effect for a period of thirty (30) days after the date of such award.

        8.2    No Impairment of Rights.    Nothing in this Section shall be deemed in any way to alter or impair any right which the Holder has under this Note or the Deed of Trust, or any of the other Loan Documents or at law or in equity, to accelerate such debt on the occurrence of any other Event of Default provided herein or therein, whether or not relating to this Note.

        8.3    Late Fees.    Without limiting the generality of the foregoing provisions of this Section, if any payment of interest or principal is not made prior to five (5) days after the date on which it becomes due, the Borrower shall thereupon automatically become obligated immediately to pay to the Holder a late charge equal to the lesser of five percent (5%) of the amount of such payment or the maximum amount permitted by applicable law ("Late Fees") to defray the expenses incurred by Holder in handling and processing such delinquent payment and to compensate Holder for the loss of use of such delinquent payment, which sum shall be due and payable immediately thereupon.

        8.4    Confession of Judgment.    Upon the occurrence of an Event of Default, the Borrower hereby submits (and waives all rights to object) to nonexclusive personal jurisdiction in the State of Washington and authorizes any attorney designated by the Holder or any clerk of any court of record in State of Washington or elsewhere to appear for the Borrower in any court of record and confess judgment against the Borrower without prior hearing in favor of the Holder for, and in the amount of, the outstanding principal balance of this Note, all accrued and unpaid interest thereon all other amounts payable by the Borrower to the Holder under the terms of this Note, and costs of suit and actual attorneys' fees incurred by Holder in connection with such confession of judgment. The Holder agrees that in enforcing any judgment by confession, the Holder shall not demand, solely with respect to attorneys' fees incurred by the Holder in connection with such indebtedness for which such judgment is rendered, any amounts in excess of the actual amount of attorneys' fees charged or billed to the Holder.

        The Borrower hereby releases, to the extent permitted by applicable law, all errors and all rights of exemption, appeal, stay or execution, inquisition and other rights to which the Borrower may otherwise be entitled under the laws of the United States of America or of any state or possession of the United States of America now in force and which may hereafter be enacted. The Borrower hereby consents to the immediate execution of such judgment. The authority and power to appear for and enter judgment against the Borrower shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdictions as often as the Holder shall deem necessary and desirable, for all of which this Note shall be sufficient warrant.

        Section 9.    Costs of Enforcement.    The Borrower shall pay to the Holder on demand by the latter the amount of any and all expenses incurred by the Holder (a) in enforcing its rights here-under or under the Deed of Trust and/or the Loan Documents, or (b) as the result of a default by the Borrower in performing its obligations under this Note, including but not limited to the expense of collecting any amount owed hereunder, and of any and all attorneys' fees incurred by Holder in connection with such default, whether suit be brought or not, or (c) in protecting the security hereof. Such expenses shall be added to the principal sum hereof, secured by the Deed of Trust and accrue interest at the Default Rate.

        Section 10.    Borrower's Waiver of Certain Rights.    The Borrower and any endorser, guarantor or surety hereby waives the exercise of any and all exemption rights which it holds at law or in equity with respect to the debt evidenced by this Note, and of any and all rights which it holds at law or in equity to require any valuation or appraisal, or marshaling, or to have or receive any presentment, protest, demand and notice of dishonor, protest, demand and nonpayment as a condition to the Holder's exercise of any of its rights under this Note or the Loan Documents.

        Section 11.    Extensions.    The Maturity Date and/or any other date by which any payment is required to be made hereunder may be extended by the Holder from time to time in the exercise of its sole discretion, without in any way altering or impairing the Borrower's or any Key Principal's liability hereunder.

        Section 12.    Miscellaneous

        12.1.    Applicable Law.    This Note shall be given effect and construed by application of the laws of the State of Washington (without regard to the principles thereof governing conflicts of laws), and any action or proceeding arising hereunder, and each of Holder and Borrower submits (and waives all rights to object) to non-exclusive personal jurisdiction in the State of Washington, for the enforcement of any and all obligations under the Loan Documents except that if any such action or proceeding arises under the Constitution, laws or treaties of the United States of America, or if there is a diversity of citizenship between the parties thereto, so that it is to be brought in a United States District Court, it shall be brought in the United States District Court for the Western District of Washington, or in any successor federal court having original jurisdiction.

        12.1    Headings.    The headings of the Sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

        12.2    Construction.    As used herein, (a) the term "person" means a natural person, a trust, a firm, a corporation, a limited liability company, a partnership and any other form of legal entity, and (b) all references, made (i) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (ii) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, and (iii) to any Section, subsection, paragraph or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such Section, subsection, paragraph or subparagraph of this Note.

        12.3    Severability.    No determination by any court, governmental body or otherwise that any provision of this Note or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other such provision, or (b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

        12.4    No Waiver.    The Holder shall not be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing. No delay or omission by the Holder in exercising any such right (and no allowance by the Holder to the Borrower of an opportunity to cure a default in performing its obligations hereunder) shall be deemed a waiver of its future exercise. No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right. Further, acceptance by Holder of all or any portion of any sum payable under, or partial performance of any covenant of, this Note, the Deed of Trust or any of the other Loan Documents, whether before, on, or after the due date of such payment or performance, shall not be a waiver of Holder's right either to require prompt and full payment and performance when due of all other sums payable or obligations due thereunder or hereunder or to exercise any of Holder's rights and remedies hereunder or thereunder.

        12.5    Waiver of Jury Trial; Service of Process; Court Costs.    THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE HOLDER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS NOTE AND/OR ANY OF THE OTHER LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER UPON CONSULTATION WITH COUNSEL OF BORROWER'S CHOICE, AND THE BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. BORROWER HEREBY IRREVOCABLY DESIGNATES GEORGE NAGLER, AND HIS/HER SUCCESSORS IN OFFICE, AS THE TRUE AND LAWFUL ATTORNEY OF BORROWER FOR THE PURPOSE OF RECEIVING SERVICE OF ALL LEGAL NOTICES AND PROCESS ISSUED BY ANY COURT IN THE STATE OF WASHINGTON AS WELL AS SERVICE OF ALL PLEADINGS AND OTHER DOCUMENTS RELATED TO ANY LEGAL PROCEEDING OR ACTION ARISING OUT OF THIS NOTE. BORROWER AGREES THAT SERVICE UPON SAID GEORGE NAGLER SHALL BE VALID REGARDLESS OF BORROWER'S WHEREABOUTS AT THE TIME OF SUCH SERVICE AND REGARDLESS OF WHETHER BORROWER RECEIVES A COPY OF SUCH SERVICE, PROVIDED THAT THE HOLDER SHALL HAVE MAILED A COPY TO BORROWER IN ACCORDANCE WITH THE NOTICE PROVISIONS HEREIN. BORROWER AGREES TO PAY ALL COURT COSTS AND REASONABLE ATTORNEY'S FEES INCURRED BY HOLDER IN CONNECTION WITH ENFORCING ANY PROVISION OF THIS NOTE. NOTWITHSTANDING THE FOREGOING, HOLDER AGREES TO USE REASONABLE EFFORTS TO PROVIDE BORROWER WITH NOTICE OF THE FILING OF ANY LAWSUIT BY HOLDER AGAINST BORROWER.

        12.6    Offset.    Upon the occurrence of an Event of Default, the Holder may set-off against any principal and interest owing hereunder, any and all credits, money, stocks, bonds or other security or property of any nature whatsoever on deposit with, or held by, or in the possession of, the Holder, to the credit of or for the account of the Borrower, without notice to or consent of the Borrower or any Key Principal.

        12.7    Non-Exclusivity of Rights and Remedies.    None of the rights and remedies herein conferred upon or reserved to Holder is intended to be exclusive of any other right or remedy contained herein or in any of the other Loan Documents and each and every such right and remedy shall be cumulative and concurrent, and may be enforced separately, successively or together, and may be exercised from time to time as often as may be deemed necessary or desirable by Holder.

        12.8    Incorporation by Reference.    All of the agreements, conditions, covenants and provisions contained in each of the Loan Documents are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein. Borrower covenants and agrees to keep and perform, or cause to be kept and performed, all such agreements, conditions, covenants and provisions strictly in accordance with their terms.

        12.9    Joint and Several Liability.    If Borrower consists of more than one person, each such person agrees that the liability of each such person hereunder is joint and several.

        12.10    Business Purpose.    Borrower represents and warrants that the Loan evidenced by this Note is being obtained solely for the purpose of acquiring or carrying on a business, professional or commercial activity and is not for personal, agricultural, family or household purposes.

        12.11    Interest Limitation.    Notwithstanding anything to the contrary contained herein or in the Deed of Trust or in any other of the Loan Documents, the effective rate of interest on the obligation evidenced by this Note shall not exceed the lawful maximum rate of interest permitted to be paid. Without limiting the generality of the foregoing, in the event that the interest charged hereunder results in an effective rate of interest higher than that lawfully permitted to be paid, then such charges shall be reduced by the sum sufficient to result in an effective rate of interest permitted and any amount which would exceed the highest lawful rate already received and held by the Holder shall be applied to a reduction of principal and not to the payment of interest. Borrower agrees that for the purpose of determining highest rate permitted by law, any non-principal payment (including, without limitation, Late Fees and other fees) shall be deemed, to the extent permitted by law, to be an expense, fee or premium rather than interest.

        12.12    Modification.    This Note may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of such modification, amendment, discharge or waiver is sought.

        12.13    Time of the Essence.    Time is strictly of the essence of this Note.

        12.14    Negotiable Instrument.    The Borrower agrees that this Note shall be deemed a negotiable instrument, even though this Note may not otherwise qualify, under applicable law, absent this paragraph, as a negotiable instrument.

        12.15    Interest Rate After Judgment.    If judgment is entered against the Borrower on this Note, the amount of the judgment entered (which may include principal, interest, fees, Late Fees and costs) shall bear interest at the Default Rate, to be determined on the date of the entry of the judgment.

        12.16    Relationship.    Borrower and Holder intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Note or in any of the other Loan Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between Borrower and Holder.

        12.17    Waiver of Automatic Stay.    BORROWER HEREBY AGREES THAT, IN CONSIDERATION OF LENDER'S AGREEMENT TO MAKE THE LOAN AND IN RECOGNITION THAT THE FOLLOWING COVENANT IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN, IN THE EVENT THAT BORROWER SHALL (I) FILE WITH ANY BANKRUPTCY COURT OF COMPETENT JURISDICTION OR BE THE SUBJECT OF ANY PETITION UNDER ANY SECTION OR CHAPTER OF TITLE 11 OF THE UNITED STATES CODE, AS AMENDED ("BANKRUPTCY CODE"), OR SIMILAR LAW OR STATUTE; (II) BE THE SUBJECT OF ANY ORDER FOR RELIEF ISSUED UNDER THE BANKRUPTCY CODE OR SIMILAR LAW OR STATUTE; (III) FILE OR BE THE SUBJECT OF ANY PETITION SEEKING ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY, OR OTHER RELIEF FOR DEBTORS; (IV) HAVE SOUGHT OR CONSENTED TO OR ACQUIESCED IN THE APPOINTMENT OF ANY TRUSTEE, RECEIVER, CONSERVATOR, OR LIQUIDATOR; OR (V) BE THE SUBJECT OF AN ORDER, JUDGMENT OR DECREE ENTERED BY ANY COURT OF COMPETENT JURISDICTION APPROVING A PETITION FILED AGAINST ANY BORROWER FOR ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY OR RELIEF FOR DEBTORS, THEN, SUBJECT TO COURT

APPROVAL, HOLDER SHALL THEREUPON BY ENTITLED AND BORROWER HEREBY IRREVOCABLY CONSENTS TO, AND WILL NOT CONTEST, AND AGREES TO STIPULATE TO RELIEF FROM ANY AUTOMATIC STAY OR OTHER INJUNCTION IMPOSED BY SECTION 362 OF THE BANKRUPTCY CODE, OR SIMILAR LAW OR STATUTE (INCLUDING, WITHOUT LIMITATION, RELIEF FROM ANY EXCLUSIVE PERIOD SET FORTH IN SECTION 1121 OF THE BANKRUPTCY CODE) OR OTHERWISE, ON OR AGAINST THE EXERCISE OF THE RIGHTS AND REMEDIES OTHERWISE AVAILABLE TO HOLDER AS PROVIDED IN THE LOAN DOCUMENTS, AND AS OTHERWISE PROVIDED BY LAW, AND BORROWER HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO OBJECT TO SUCH RELIEF.

        12.18    [Intentionally omitted.]

        12.19    Nonrecourse.    (a) Except as otherwise provided herein, Holder shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Note or the Deed of Trust by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Holder may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Holder to enforce and realize upon the Deed of Trust, the other Loan Documents, and the Mortgaged Property; provided, however, that any judgment in any action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Mortgaged Property. Holder, by accepting this Note and the Deed of Trust, agrees that it shall not, except as otherwise provided in the Loan Agreement, the Deed of Trust, or the Guaranty Agreement, sue for, seek or demand any deficiency judgment against Borrower in any action or proceeding, under or by reason of or under or in connection with this Note, the Deed of Trust or the other Loan Documents.

        (b)   The provisions of Section 12.19(a) above shall not (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Note, the Deed of Trust or the other Loan Documents; (ii) impair the right of Holder to name Borrower as a party defendant in any action or suit for judicial fore-closure and sale under the Deed of Trust; (iii) affect the validity or enforceability of any indemnity, guaranty, master lease or similar instrument made in connection with this Note, the Deed of Trust or the other Loan Documents; (iv) impair the right of Holder to obtain the appointment of a receiver; (v) impair the enforcement of that certain Assignment of Leases and Rents by and between Borrower and Holder dated of even date herewith and executed in connection herewith, if applicable; (vi) impair the right of Holder to obtain a deficiency judgment or judgment on this Note against Borrower if necessary to obtain any insurance proceeds or condemnation awards to which Holder would be otherwise entitled under the Deed of Trust; provided, however, that Holder shall only enforce such judgment against the insurance proceeds and/or condemnation awards; or (vii) impair the right of Holder to enforce the provisions of the Guaranty Agreement, Section 1.3 of this Note, Section 4 of the Deed of Trust, Section 5.7 and Article VI of the Loan Agreement.

        (c)   Notwithstanding the provisions of Section 12.19(a) above to the contrary, Borrower shall be personally liable to Holder for any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including but not limited to reasonable attorneys' fees and other costs of defense) (collectively, "Losses") it incurs due to: (i) fraud or intentional misrepresentation by Borrower or any other person in connection with the execution and the delivery of this Note, the Deed of Trust or the other Loan Documents; (ii) Borrower's misapplication or misappropriation of accounts receivable received by Borrower after the occurrence of an Event of Default; (iii) Borrower's misappropriation of accounts receivable collected in advance; (iv) the misapplication or the misappropriation of insurance proceeds or condemnation awards; (v) Borrower's failure to pay Impositions (as defined in the Deed of Trust)(except to the extent that sums sufficient to pay such amounts have been deposited in escrow with Holder pursuant to the terms of the Deed of Trust) and charges for labor or materials or other charges that can create liens on the Mortgaged Property; (vi) Borrower's willful neglect of its obligations to manage, maintain, repair or restore and otherwise operate the Mortgaged Property in a commercially reasonable manner in accordance with the Deed of Trust and the other Loan Documents; (vii) Borrower's failure to return or to reimburse Holder for any portion of the Mortgaged Property taken from the Mortgaged property by or on behalf of Borrower and not replaced with property of the same utility and of the same or greater value; (viii) any act of actual waste or arson by Borrower, any principal, affiliate, member or general partner thereof or by any indemnitor or guarantor; (ix) any fees or commissions paid by Borrower to any principal, affiliate, member or general partner thereof or to any indemnitor or guarantor in violation of the terms of this Note, the Deed of Trust or the other Loan Documents; (x) Borrower's failure to comply with the provisions of Section 13 of the Deed of Trust; (xi) Borrower's failure to comply with Section 5.7 of the Loan Agreement; (xii) Borrower's failure to pay all fees, charges and taxes with respect to the making of the Note and/or the recording of the Deed of Trust; (xiii) Borrower's failure to comply with Article VI of the Loan Agreement; (xiv) Borrower's failure to comply with Section 5.4 of the Loan Agreement; (xv) the occurrence of an Event of Default under Section 7.1(e) of the Loan Agreement; (xvi) the occurrence of an Event of Default under Section 7.1(f) of the Loan Agreement; (xvii) the Borrower's failure to maintain all certificates of need and other licensure and regulatory approvals required for operation of the Mortgaged Property, including, without limitation, any approvals required to obtain reimbursements under Medicare (as defined in the Loan Agreement), Medicaid (as defined in the Loan Agreement) and any veteran's program benefits; or (xviii) any conveyance, assignment, sale, transfer, mortgaging, collateral assignment, encumbrance, pledging, alienation, hypothecation, granting of a security interest in, granting of options with respect to, or other disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record), all or any portion of any legal or beneficial interest in any certificate of need, license or other regulatory approval required for the operation of the Mortgaged Property, including, without limitation, any approval required to obtain reimbursements under Medicare, Medicaid and any veteran's program benefits.

        (d)   Notwithstanding the foregoing, the agreement of Holder not to pursue recourse liability as set forth in Section 12.19(a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event of Borrower's default under Section 13 or Section 25 of the Deed of Trust.

        (e)   Nothing herein shall be deemed to be a waiver of any right which Holder may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Indebtedness (as defined in the Deed of Trust) secured by the Deed of Trust or to require that all collateral shall continue to secure all of the Indebtedness owing to Holder in accordance with this Note, the Deed of Trust and the other Loan Documents.

        12.20    Acknowledgment By Key Principal.    Key Principal has acknowledged this Note below for purposes of confirming its obligations all as more specifically set forth in the Guaranty Agreement.

[Signatures begin on next page.]

        IN WITNESS WHEREOF, the Borrower has executed and sealed this Note or caused it to be executed and sealed on its behalf by its duly authorized representatives, the day and year first above written, and the obligations under this Note shall be binding upon Borrower's successors and assigns.

BORROWER:
G&L HOQUIAM, LLC, a Delaware limited liability company
By:	G&L REALTY PARTNERSHIP, L.P., a Delaware limited partnership Managing Member
	By:	G&L REALTY CORP., a Maryland corporation, General Partner
		By:	/s/ STEVEN D. LEBOWITZ
			Name:	Steven D. Lebowitz
			Title:	President

(All signatures must be acknowledged.)
(Signatures continued on next page.]

ACKNOWLEDGMENT

STATE OF CALIFORNIA

COUNTY OF LOS ANGELES

On	July 30, 1998 Date	before me,	Helen Nelson Notary Public
personally appeared	Steven D. Lebowitz Name(s) of Signer(s)
☒ personally known to me - OR - ☐ HELEN NELSON COMM. # 1046995 NOTARY PUBLIC—CALIFORNIA LOS ANGELES COUNTY My Comm. Expires Dec. 11, 1998
proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
WITNESS my hand and official seal.
/s/ HELEN NELSON Signature of Notary Public

ACKNOWLEDGED BY KEY PRINCIPAL:

        THIS IS TO CERTIFY that this is the Note described in a certain Deed of Trust and Security Agreement, of even date herewith, secured on the premises located in Hoquiam, Grays Harbor County, Washington, as more particularly described in such Deed of Trust and Security Agreement.

G&L REALTY PARTNERSHIP, L.P., a Delaware limited partnership
By:	G&L REALTY CORP., a Maryland corporation General Partner
	By:	/s/ STEVEN D. LEBOWITZ
		Name:	Steven D. Lebowitz
		Title:	President

(All signatures must be acknowledged.)

ACKNOWLEDGMENT

STATE OF CALIFORNIA

COUNTY OF LOS ANGELES

On	July 30, 1998 Date	before me,	Helen Nelson Notary Public
personally appeared	Steven D. Lebowitz Name(s) of Signer(s)
☒ personally known to me - OR - ☐ HELEN NELSON COMM. # 1046995 NOTARY PUBLIC—CALIFORNIA LOS ANGELES COUNTY My Comm. Expires Dec. 11, 1998
proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
WITNESS my hand and official seal.
/s/ HELEN NELSON Signature of Notary Public